UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2010

RAMTRON INTERNATIONAL CORPORATION
____________________________________________________________________
(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)
Registrant's telephone number, including area code:  (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 27, 2010, Ramtron International Corporation (the "Company") held its 2010 Annual Meeting of Stockholders at which stockholders:

(a)  elected to the Board of Directors of the Company seven directors to serve until the next annual meeting; and

(b)  ratified the appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2010.

All nominees for director were elected, with voting as detailed below:

Nominee	Votes For	Withheld	Broker Non-Votes

William G. Howard, Jr.	9,750,757	808,945	12,355,766
William W. Staunton, III	10,195,223	364,479	12,355,766
Eric A. Balzer	10,046,590	513,112	12,355,766
William L. George	9,674,192	885,510	12,355,766
Jack L. Saltich	9,459,066	1,100,636	12,355,766
Theodore J. Coburn	10,135,448	424,254	12,355,766
Eric Kuo	9,820,032	739,670	12,355,766

The appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2010 was ratified, with voting as detailed below.

For	Against	Abstain

21,637,530	1,188,909	89,029

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: June 2, 2010